INTERNET.COM ACQUIRES WEB SITE AND E-MAIL NEWSLETTER ASSETS FROM EARTHWEB INC.


(New York, NY - December 26, 2000)- internet.com Corporation (Nasdaq: INTM, www.internet.com), the Internet Industry Portal, today announced that it has signed a definitive asset purchase agreement to acquire 14 Web sites and 18 e-mail newsletters from EarthWeb Inc. (Nasdaq: EWBX). The EarthWeb Web site, www.EarthWeb.com was included in the acquisition. All of these properties are focused on content for the Information Technology and Internet industries. The transaction is expected to close at the end of business today.

Through its network of Information Technology (IT)-related Web sites and e-mail newsletters, EarthWeb (www.earthweb.com) provides a comprehensive set of solutions to a broad range of IT and Internet professionals including all job titles from CTOs to programmers. As a result of their market positioning, the acquired Internet media properties have captured a critical mass of IT decision-makers and Internet professionals with attractive demographics who collectively command significant spending power.

In addition to EarthWeb.com, the Web sites acquired by internet.com include:

Developer.com (www.developer.com), Datamation (www.datamation.com), CrossNodes (www.crossnodes.com), SysOpt.com (www.sysopt.com), ERP Hub (www.erphub.com), Open Source IT (www.opensourceit.com), Javascripts.com (www.javascripts.com), JARS.com (www.jars.com), HTML Goodies (www.htmlgoodies.com), Gamelan (www.gamelan.com), CodeGuru.com (www.codeguru.com), Intranet Journal (www.intranetjournal.com), CIN (http://www.cin.earthweb.com/) and EarthWeb Direct (www.earthwebdirect.com).

internet.com also acquired 18 related e-mail newsletters and will likely launch several more associated with these new properties in the near future. The Web sites will be appropriately incorporated into several of internet.com's current channels including the Web Developer, Internet Technology and Windows Internet Technology channels. Also as part of this acquisition, 46 EarthWeb employees are being offered employment with internet.com. The majority of these employees hold sales positions, with the balance being editorial and IT professionals.

"This acquisition provides internet.com with tremendous business growth opportunities by adding high quality IT traffic, content, resources and advertising options to our network. These Web sites and e-mail newsletters have built a loyal following among IT and Internet professionals and have a rock solid reputation throughout the industry as leading resources for news and analyses," said Alan M. Meckler, Chairman and CEO of internet.com. "This acquisition will dramatically increase internet.com's reach into the critical IT industry, thus presenting our current advertisers additional options, as well as opening new promotional avenues for EarthWeb.com advertisers who had not previously advertised on our other sites. We envision tremendous operational synergies between our existing and new properties, and are very excited that this strong team is joining us. Another added advantage of this transaction is the relationship going forward with Dice.com and the people who built these fine properties. Initially, we expect to incur costs associated with integrating this business, after which we expect that this acquisition will be breakeven for internet.com on a cash earnings basis. By the fourth quarter of 2001, we anticipate that this acquisition will be accretive to internet.com on a cash earnings basis."

Business Outlook

The following forward looking-statements reflect internet.com's expectations as of December 26, 2000. Given the emerging nature of online advertising, potential changes in general economic conditions, and the various other risk factors discussed below, actual results may differ materially. internet.com intends to continue its practice of not updating forward-looking statements until its next quarterly results announcement, other than in publicly available statements.

Future Expectations


                               Q4 2000      Q1 2001      Q2 2001       Q3 2001     Q4 2001

Revenues ($M)                  $15.5-16.0   $17.0-18.5    $18.0-19.5   $20.0-21.5  $22.0-24.0
Cost of revenues                   46-47%       42-44%        40-42%       37-39%      35-38%
Adv., promo. & selling             32-33%       38-40%        39-41%       38-40%      33-36%
General & admin.                   18-19%       18-19%        17-18%       16-17%      14-16%
Depreciation ($M)                    $0.6         $0.7          $0.8         $0.9        $0.9
Amortization ($M)                    $9.0        $10.0         $10.5        $10.5       $10.3
Interest income ($M)                 $0.9         $0.8          $0.7         $0.6        $0.5
Share Count (M)                      25.5         25.5          25.6         25.6        25.7

About EarthWeb Inc.

EarthWeb Inc. (Nasdaq: EWBX, www.ewbx.com), the IT Career Solutions Companytm, is the leading online provider of career development resources to the world's Information Technology (IT) professionals. EarthWeb provides services to hire, train and retain IT professionals through dice.com, the leading online IT job board, as ranked by Media Metrix and Alexa in 2000, and MeasureUp, a leading provider of preparation products for IT professional certifications.

About internet.com

internet.com Corporation (http://www.internet.com), the Internet Industry Portal, is headquartered in Darien, CT. It is a leading provider of global real-time news and information resources for Internet industry and Internet technology professionals, Web developers and experienced Internet users. internet.com owns and operates a network of 164 Web sites, over 300 e-mail newsletters, 136 online discussion forums and over 400 moderated e-mail discussion lists that generate over 200 million page views monthly (pre-acquisition). Total "views," which include Web site page views, e-mail newsletter views and e-mail discussion list views, are over 250 million per month (pre-acquisition) . According to NetRatings, internet.com has over 3.7 million unique users in the United States alone (pre-acquisition). Over 25% of internet.com's views are from outside of the U.S. internet.com's global presence includes editions for Arabia, Asia, Australia, Belgium, Canada, China, Espanol, France, Germany, Hong Kong, India, Israel, Italy, Japan, Korea, The Netherlands, New Zealand, Singapore, South Africa, Taiwan, Turkey and the United Kingdom. Interested advertisers should contact Susan Leiterstein, Vice President and Publisher of internet.com, at adsales@internet.com or (203) 662-2962. For commerce and licensing opportunities, contact David Arganbright, Vice President, Commerce and Licensing, at darganbright@internet.com or (203) 662-2858.

internet.com Conference Call Alert

Alan M. Meckler, Chairman and CEO, Christopher S. Cardell, President and COO, and Christopher J. Baudouin, CFO of internet.com, invite you to participate in a conference call to discuss this acquisition today, December 26 at 5:00 pm EST. The conference call number is 1-888-753-6712 for domestic participants and 1-706-679-5112 for international participants; pass code: 203-662-2989. Please call five minutes in advance to ensure that you are connected prior to the presentation.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release which are not historical facts are "forward-looking statements" that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those described in the forward-looking statements. The potential risks and uncertainties address a variety of subjects including, for example, the competitive environment in which internet.com competes; the unpredictability of internet.com's future revenues (including those resulting from online advertising on internet.com's network of Web sites and related internet media properties), expenses, cash flows and stock price; internet.com's investments in international and venture fund investments; any material change in internet.com's intellectual property rights and continued growth and acceptance of the Internet. For a more detailed discussion of such risks and uncertainties, refer to internet.com's reports filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933 and the Securities Exchange Act of 1934. The forward-looking statements included herein are made as of the date of this press release, and internet.com assumes no obligation to update the forward-looking statements after the date hereof.

For more information contact:

Mary Ann Boland
internet.com Corporation
(212) 547-7939
mboland@internet.com
--------------------

All current internet.com Corp. press releases can be found on the World Wide Web at (http://www.internet.com/corporate/press.html)

        internet.com Corp., 23 Old Kings Highway South, Darien, CT 06820;
                      (203) 662-2800; fax: (203) 655-4686;
                               info@internet.com
                            http://www.internet.com/